Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2014, relating to the consolidated financial statements and financial statement schedules of Baker Hughes Incorporated, and the effectiveness of Baker Hughes Incorporated’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Baker Hughes Incorporated for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

April 30, 2014